                                                                   Exhibit 10.80

                        [Calypte Biomedical Letterhead]

                                November 14, 2000

William Boeger
Box 2706
Sun Valley, ID 83353

         Re:      Extension of Your Consulting Agreement With Calypte
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Dear Bill:

         Upon your signature at the end of this letter where indicated, this letter will be a binding amendment to extend (the "EXTENSION") the Consulting Agreement between Calypte Biomedical Corporation ("CALYPTE") and you dated as of October 18, 1999 (the "CONSULTING AGREEMENT"), with respect to your provision of service as a consultant to Calypte as provided in this letter (the services described in Section 1 hereof are referred to herein as the "SERVICES"). This Extension shall be effective as of October 18, 2000 (the "EFFECTIVE DATE"). With the exception of the sections amended in their entirety below, all other sections of the Agreement will remain in effect until the termination of this Extension.

         1.       SERVICES.


                  (a) BASIC RETAINED SERVICES. Subject to the terms and conditions of this Agreement, you hereby are retained by Calypte as a consultant to Calypte from the Effective Date until terminated as provided herein, to provide the following Services:



                        (i) FULL-TIME CONSULTING SERVICES THROUGH NOVEMBER 30, 1999. This Section is not applicable for the term of the Extension.



                        (ii) PART-TIME CONSULTING SERVICES FROM OCTOBER 18, 2000 THROUGH OCTOBER 18, 2001. During the period commencing with October 18, 2000 through and including October 18, 2001 (the "PART-TIME PERIOD"), you will provide, on a part-time basis for an aggregate of one day of Services per calendar month Services relating to certain strategic matters, including but not limited to assisting Calypte with the distribution of its products to China, assisting Calypte with its ongoing relationship with and investment in Pepgen Corporation and with other matters as may be requested from time to time during the term hereof orally or in writing by the President, Chief Executive Officer or the Chairman of Calypte.

William Boeger
November 14, 2000
Page 2


                  (b) ADDITIONAL SERVICES. During the period of this Extension, you will render such days of Services beyond such one day minimum set forth in Section 2(b)(ii) hereof (the "ADDITIONAL SERVICES"), as you may agree with Calypte upon Calypte's reasonable and good faith request to you, in each case with respect to Calypte's business, as may be requested from time to time during the term hereof orally or in writing by the Board or by the President, Chief Executive Officer or the Chairman of Calypte.

                  (c) - (g) No Change. These Sections shall remain in effect as set forth in the Consulting Agreement until the termination of this Extension.


         2. COMPENSATION, EXPENSE REIMBURSEMENT; CESSATION OF VESTING OF STOCK OPTION.

                  (a) RETAINER FOR SERVICES. Calypte will pay you a retainer, in cash, at the beginning of each calendar month for twelve months commencing with the month of October, 2000 in the amount of five hundred dollars ($500.00) per month.

                  (b) NO CHANGE. This Section shall remain in effect as set forth in the Consulting Agreement until the termination of this Extension.

                  (c) EXPENSE REIMBURSEMENT; LODGING AND AUTOMOBILE; CESSATION OF HEALTH INSURANCE. Calypte will reimburse you for all reasonable, ordinary and necessary travel and entertainment expenses incurred by you in conjunction with your services to Calypte hereunder. Any such expense will be consistent with Calypte's then-standard reimbursement policy, and, as applicable, travel policy, and will be made as to a given expense only if you have submitted commercially customary support documentation to Calypte therefor. If you so request, Calypte will provide non-monetary assistance to you to arrange for continuing coverage under Calypte's healthcare insurance for you and your family consistent with Calypte's standard policies for healthcare insurance coverage for former employees and with federal COBRA guidelines. In addition, on the Effective Date, Calypte will cease its reimbursements to you for the amount of premiums you pay during the term hereof for healthcare insurance for you and your family to the extent you are not covered for such healthcare insurance under a Calypte healthcare insurance plan pursuant to Calypte's standard policies for healthcare insurance coverage for former employees.

                  (d)   CESSATION OF VESTING OF STOCK OPTION. Pursuant to
Section 8 of the Employment Agreement dated as of October 28, 1998 between you and Calypte (the "EMPLOYMENT AGREEMENT"), that Section 7(d) of your Employment Agreement, which was amended pursuant to Section 2(d) of your Consulting Agreement, hereby is further amended to read as follows, effective as of the day before the Effective Date; except as herein amended, neither your Employment Agreement nor such options referred to in said section are amended:

William Boeger
November 14, 2000
Page 3

                  "The Executive may voluntarily terminate his employment at any time beginning July 1, 1999, in which event he shall receive severance pay equal to six months of his then current salary. If in connection with the Executive's voluntary termination of employment hereunder, the Executive and the Company enter into a written agreement under which the Executive is to render consulting services to the Company, then from and after the date of such voluntary termination, vesting (exerciseability) of Executive's currently outstanding incentive stock option from the Company which was originally granted to Executive on October 27, 1998, for a total of 600,000 shares of Common Stock of the Company, originally vesting over a 24-month period beginning October 27, 1998, at the rate of 25,000 shares per month, will not cease and such option is hereby amended to provide that it shall continue after such termination date to vest (become exerciseable) at the rate of five thousand (5,000) shares at the end of each monthly anniversary of the date of such termination, through the earlier of the date of termination of such consulting agreement or the twelfth (12th) monthly anniversary of the date of such termination. Following the twelfth
         (12th) monthly anniversary of the date of such termination, the vesting of such option shall cease, even if Executive continues to render consulting services. In addition, if in connection with any other Calypte stock option plan or grant, other than a plan or grant provided to directors of Calypte, Executive has any obligation that requires Executive to exercise an option to purchase Calypte stock within a specific period of time, such period of time will not begin until the date of termination of the Extension to the Consulting Agreement with Calypte dated as of October 18, 2000."

         Sections 3 - 6. NO CHANGE These Sections shall remain in effect as set forth in the Consulting Agreement until the termination of this Extension.

         7.       TERM OF SERVICE; TERMINATION; EFFECT OF TERMINATION.

                  (a) TERM OF SERVICE; TERMINATION. This Extension is for a period of twelve (12) months from and after the Effective Date, subject to earlier termination as provided in Section 7(b) hereof.

                  (b) NO CHANGE. This Section shall remain in effect as set forth in the Consulting Agreement until the termination of this Extension.


         Sections 8 & 9. NO CHANGE. These Sections shall remain in effect as set forth in the Consulting Agreement until the termination of this Extension.

William Boeger
November 14, 2000
Page 4


         We look forward to continuing to work with you, as a consultant, as part of our team for the success of Calypte.

                                              Sincerely,

                                              /s/ NANCY KATZ
                                              ----------------------------------
                                              Nancy Katz
                                              President, Chief Executive Officer
                                              and Chief Financial Officer

ACCEPTED AND AGREED:

       /s/ WILLIAM BOEGER
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           William Boeger
Date signed:  November 30, 2000